EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Tejas Gas Corporation on Form S-3 of our report dated February 14, 1996, appearing in the Annual Report on Form 10-K of Tejas Gas Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.

DELOITTE & TOUCHE LLP
Houston, Texas
July 2, 1996